Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares Core 1-5 Year USD Bond ETF (ISHISTB)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12-01-2016

Security Type:
BND/CORP


Issuer
Citigroup Inc. (2021)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc.,
Commonwealth Bank of Australia, Credit
Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., Mizuho Securities USA
Inc., MUFG Securities Americas Inc., PNC
Capital Markets LLC, RBC Capital Markets,
LLC, SG Americas Securities, LLC,
Skandinaviska Enskilda Banken AB (publ),
TD Securities (USA) LLC, UniCredit Capital
Markets LLC, ABN AMRO Securities (USA)
LLC, Academy Securities, Inc., Blaylock
Beal Van, LLC, BMO Capital Markets Corp.,
C.L. King & Associates, Inc., Capital One
Securities, Inc., CastleOak Securities,
L.P., Danske Markets Inc., Great Pacific
Securities, HSBC Securities (USA) Inc.,
ING Financial Markets LLC, Lebenthal &
Co., LLC, Loop Capital Markets LLC,
Mischler Financial Group, Inc., Multi-Bank
Securities, Inc., nabSecurities, LLC,
Regions Securities LLC, Samuel A. Ramirez
& Company, Inc., Scotia Capital (USA)
Inc., SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., Wells Fargo
Securities, LLC



Transaction Details

Date of Purchase
12-01-2016


Purchase
Price/Share
(per share / %
of par)
$99.829

Total
Commission,
Spread or
Profit
0.325%


1. Aggregate Principal Amount Purchased
(a+b)
$319,120,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$214,180,000

b. Other BlackRock Clients
$104,940,000

2. Aggregate Principal Amount of
Offering
$2,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.14183



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 12-05-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 12-05-2016
Global Syndicate Team Member